Exhibit 99.1

Investor Relations and Public Relations Contact:

Cindy Klimstra

(650) 962-4032

cindy_klimstra@conceptus.com

CONCEPTUS® UPDATES SECOND QUARTER AND

FULL YEAR 2010 FINANCIAL GUIDANCE

Company to Hold Second Quarter Financial Results Conference Call on August 5, 2010

MOUNTAIN VIEW, Calif. (July 8, 2010) — Conceptus, Inc. (Nasdaq: CPTS), developer of the Essure® procedure, the first proven non-surgical permanent birth control method available, today updated second quarter and full year 2010 financial guidance that was previously issued on April 20, 2010.

Based upon preliminary financial results from the just completed second quarter, the Company expects the following:

Updated Second Quarter 2010 Guidance:

•                  Net sales are expected to be in a range of $36.8 million to $36.9 million.  The Company’s previous net sales guidance range was $39.5 million to $41.0 million.  Net sales in the second quarter of 2009 were $33.0 million.

•                  GAAP diluted EPS loss is expected to be in a range of ($0.02) to ($0.01).  The Company’s previous GAAP diluted EPS guidance range was $0.00 to $0.03. The Company’s GAAP diluted EPS loss in the second quarter of 2009 was ($0.02).

•                  Non-GAAP diluted EPS is expected to be in a range of $0.10 to $0.11.   The Company’s previous non-GAAP diluted EPS guidance range was $0.12 to $0.15.  The Company’s non-GAAP diluted EPS in the second quarter of 2009 was $0.08.

Updated Full Year 2010 Guidance:

•                  Net sales are expected to be in a range of $143.0 million to $145.0 million.  The Company’s previous net sales guidance range was $160.0 million to $165.0 million.  Net sales in 2009 were $131.4 million.

•                  GAAP diluted EPS is expected to be in a range of $0.21 to $0.26.  The Company’s previous GAAP diluted EPS guidance range was $0.50 to $0.55. The Company’s GAAP diluted EPS in 2009 was $0.25.

•                  Non-GAAP diluted EPS is expected to be in a range of $0.70 to $0.75.   The Company’s previous non-GAAP diluted EPS guidance range was $0.99 to $1.04.  The Company’s non-GAAP diluted EPS in 2009 was $0.65.

The Company has lowered net sales guidance for the second quarter and full year 2010 due to domestic macroeconomic factors that are causing a reduction in physician office visits, and, to a lesser extent, a stronger U.S. dollar and Company initiatives related to competitive trialing.  Based on third-party research combined with Company projections, domestic physician office visits in general during 2010 are expected to remain depressed over prior-year levels by 5% to 10% due to continued high unemployment rates.  In addition, the Company estimates that currency exchange will negatively impact 2010 net sales by approximately $4.0 million and GAAP diluted EPS by approximately $0.09, compared with the Company’s previous expectations.

“2010 has developed into a challenging year for us, with the weak domestic economy and strong U.S. dollar impacting our results more than we had anticipated,” said Mark Sieczkarek, president and chief executive officer of Conceptus.  “To proactively address competitive trialing, we have been re-educating physicians on the superior clinical results of the Essure procedure, which has temporarily lessened our focus on physician metrics.  Even with these factors, we are projecting overall net sales growth of 9% to 10% for the year, which includes international unit volume growth of 30%.”

“We remain optimistic about our long-term growth prospects. Permanent birth control is a multi-billion dollar market with more than one million procedures performed annually in the U.S. alone.  The Essure procedure is faster, safer, less expensive and more effective than competing procedures,” said Sieczkarek.  “Our team is dedicated to establishing the Essure procedure as the industry’s standard of care.”

Conference Call on August 5, 2010

The Company will release second quarter 2010 financial results on August 5, 2010 after the close of market. Management will host an investment community conference call beginning at 4:30 p.m. Eastern time to discuss results and answer questions.  Conference call dial-in information is as follows:

•                  U.S. callers: (888) 803-8296

•                  International callers: (706) 634-1250

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website, www.conceptus.com.

A telephone replay will be available from 6:30 p.m. Eastern time August 5, 2010 through 11:59 p.m. Eastern time on August 9, 2010.  Replay dial-in information is as follows:

•                  U.S. callers: (800) 642-1687 (domestic)

•                  International callers: (706) 645-9291 (international)

•                  Conference ID number (U.S. and international): 87124264

•                  The replay will also be available at www.conceptus.com

Use of Non-GAAP Financial Measures

The Company has supplemented its GAAP guidance with a non-GAAP measure of net income (loss) that excludes stock-based compensation expense, non-cash interest expense, amortization of intangible assets and amortization of debt issuance costs. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company’s business operations, facilitates a better comparison of results for current periods with the Company’s previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the expected non-GAAP net income (loss) to expected GAAP net income (loss), the most directly comparable GAAP measure, is provided in the attached schedules.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the attached schedules.

About the Essure Procedure

The Essure procedure, FDA approved since 2002, is the first permanent birth control method that can be performed in the comfort of a physician’s office in less than 10 minutes (average hysteroscopic time) without hormones, cutting, burning or the risks associated with general anesthesia or tubal ligation.  Soft, flexible inserts are placed in a woman’s fallopian tubes through the cervix without incisions.  Over the next three months, the body forms a natural barrier around the micro-inserts to prevent sperm from reaching the egg. Essure is 99.8% effective based on four years of follow up with zero pregnancies reported in clinical trials, making it the most effective form of permanent birth control on the market.  The procedure is covered by most insurance plans, and when it is performed in a doctor’s office the cost may be as low as a simple co-pay.

Three months after the Essure procedure, a doctor performs an Essure Confirmation Test to confirm that the inserts are properly placed and the fallopian tubes are fully blocked, giving the patient reliance on Essure for permanent birth control.  Essure has been proven and trusted by physicians since 2002, with more than 435,000 women worldwide having undergone the Essure procedure.

About Conceptus, Inc.

Conceptus, Inc. is a leader in the design, development and marketing of innovative solutions in women’s healthcare. The Company manufactures and markets Essure permanent birth control. The Essure procedure is available in the United States, Europe, Australia, New Zealand, Canada, Mexico, Central and South America and the Middle East.

Please visit www.essure.com for more information on the Essure procedure.  Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area. Information about Conceptus is available at www.conceptus.com.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Discussions regarding projected net sales and net income (loss) for the recently completed second quarter and for full year 2010, the expected impact of currency exchange rates on 2010 net sales and GAAP diluted EPS, expected declines in physician office visits in 2010 and the use of non-GAAP financials measures and other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors such as strategic planning decisions by management, re-allocation of internal resources, recessionary pressures, decisions by insurance companies, scientific advances by third parties, litigation risks, and introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.

© 2010 Conceptus, Inc— All rights reserved.  Conceptus, Essure and Your Family is Complete. Your Choice is Clear are registered trademarks and service marks of Conceptus, Inc.

(Tables to follow)

Conceptus, Inc.

Reconciliation of GAAP Earnings (loss) to Non-GAAP Earnings Per Share

(Unaudited)

	Three Months Ended	Twelve Months Ended
	June 30,	December 31,
	2009	2009

GAAP earnings (loss) per share	$(0.02)	$0.25

Adjustments to GAAP earnings (loss) per share:
Amortization of intangibles (a)	$0.01	$0.05
Stock-based compensation (b)	$0.05	$0.20
Amortization of non-cash items for convertible note (c)	$0.04	$0.15

Non-GAAP earnings per share	$0.08	$0.65

(a) Consists of amortization of intangible assets primarily patents, licenses and customer relationships

(b) Consists of stock-based compensation in accordance with ASC 718

(c) Consists of amortization of non-cash interest expense in accordance with ASC 470-20 and amortization of debt issuance costs

Conceptus, Inc.

Reconciliation of Guidance For Non-GAAP Financial Measures

To Projected GAAP EPS

	Previous Non-GAAP Guidance		Non-GAAP Guidance
	Three Months Ending		Three Months Ending
	June 30, 2010		June 30, 2010
	From	To	From	To

GAAP Guidance	$0.00	$0.03	$(0.02)	$(0.01)

Estimated Non-GAAP Guidance
Amortization of intangibles	$0.02	$0.02	$0.02	$0.02
Stock-based compensation	$0.06	$0.06	$0.06	$0.06
Amortization of non-cash items for convertible note	$0.04	$0.04	$0.04	$0.04
Total Non-GAAP Adjustments	$0.12	$0.12	$0.12	$0.12

Non-GAAP Guidance	$0.12	$0.15	$0.10	$0.11

Conceptus, Inc.

Reconciliation of Guidance For Non-GAAP Financial Measures

To Projected GAAP EPS

	Previous Non-GAAP Guidance		Non-GAAP Guidance
	Twelve Months Ending		Twelve Months Ending
	December 31, 2010		December 31, 2010
	From	To	From	To

GAAP Guidance	$0.50	$0.55	$0.21	$0.26

Estimated Non-GAAP Guidance
Amortization of intangibles	$0.10	$0.10	$0.10	$0.10
Stock-based compensation	$0.24	$0.24	$0.24	$0.24
Amortization of non-cash items for convertible note	$0.15	$0.15	$0.15	$0.15
Total Non-GAAP Adjustments	$0.49	$0.49	$0.49	$0.49

Non-GAAP Guidance	$0.99	$1.04	$0.70	$0.75

CC-2446  8JUL10F

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